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As filed with the Securities and Exchange Commission on December 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933

AGNICO-EAGLE MINES LIMITED
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

145 King Street East, Suite 500,
Toronto, Ontario, M5C 2Y7
(Address, Including Zip Code, of Principal Executive Offices)

AGNICO-EAGLE MINES LIMITED AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

and

AGNICO-EAGLE MINES LIMITED AMENDED AND RESTATED INCENTIVE SHARE PURCHASE PLAN
(Full Title of Plan)

Philip J. Flink, Esq.
Brown Rudnick Berlack Israels LLP
One Financial Center, Boston, Massachusetts 02111
Tel: (617) 856-8200
Fax: (617) 856-8201
(Name and Address of Agent For Service)

with a copy to:

Sean Boyd Agnico-Eagle Mines Limited 145 King Street East, Suite 500 Toronto, Ontario M5C 2Y7 (416) 947-1212	Patricia Olasker Davies Ward Phillips & Vineberg LLP 1 First Canadian Place, Suite 4400 Toronto, Ontario M5X 1B1 (416) 863-0900

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, no par value	8,031,035 Shares(2)	$17.67	$141,908,389	$15,184.20

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low reported price of the Common Shares of Agnico-Eagle Mines Limited on the NYSE on December 12, 2005.

(2)
Includes 6,877,775 Common Shares that may be issued under the Agnico-Eagle Mines Limited Amended and Restated Employee Stock Option Plan and 1,153,260 Common Shares that may by issued under the Amended and Restated Incentive Share Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

        The following documents are hereby incorporated by reference into this Registration Statement:

  (a)
  The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed on April 1, 2005 as amended (the "Annual Report"), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  (b)
  All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in paragraph (a) above; and

  (c)
  The description of the Registrant's Common Shares that is contained in the Registrant's registration statements filed pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are deemed to be part hereof from the date of filing of such documents.

Item 4.        Description of Securities.

        Not Applicable.

Item 5.        Interests of Named Experts and Counsel.

        Not Applicable.

Item 6.        Indemnification of Directors and Officers.

        Under the BUSINESS CORPORATIONS ACT (Ontario), the Registrant may indemnify a present or former director or officer or person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of the Registrant or body corporate and provided that the director or officer acted honestly and in good faith with a view to the best interest of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits in his defense and fulfilled the conditions set forth above.

        In accordance with the BUSINESS CORPORATIONS ACT (Ontario), the by-laws of the Registrant indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a corporation in which the Registrant is or was a shareholder or creditor, and such individual's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he was made a party by reason of being or having been a director or officer of the Registrant or other corporation if he acted honestly and in good faith with a view to the best interests of the Registrant, or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds in believing that his conduct was lawful.

        A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the By-Laws and the BUSINESS CORPORATIONS ACT (Ontario).

        Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy in the United States as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.        Exemption from Registration Claimed.

        Not Applicable.

Item 8.        Exhibits.

Exhibit	Description
4.01*	Articles of Amalgamation of the Registrant (incorporated by reference to Exhibit 99F to the Registrant's Annual Report on Form 20-F for the financial year ended December 31, 2003) (File No. 001-13422), filed with the SEC on May 18, 2004.
4.02*
By-laws of the Registrant, as amended (incorporated by reference to Exhibit 99F to the Registrant's Annual Report on Form 20-F for the financial year ended December 31, 2003 filed with the SEC on January 18, 2005) (File No. 001-13422).
4.03*	Form of Warrant Indenture (incorporated by reference to exhibit 7.1 to the Registrant's Registration Statement on Form F-10/A (File No. 333-100850) filed with the SEC on November 6, 2002).
4.04*
Description of the Registrant's Common Shares (incorporated by reference to Registrant's Registration Statement on Form F-10/A (Registration No. 333-120043), filed on November 17, 2004 under the Securities Act of 1933, as amended.
5.1**	Legal Opinion of Davies Ward Phillips & Vineberg LLP.
23.01**	Consent of Ernst & Young LLP
23.02**	Consent of Davis Ward Phillips & Vineberg LLP (contained in the opinion included as Exhibit 5.1).
24.1**	Power of Attorney (included in signature page of this Registration Statement).
99.1**	Agnico-Eagle Mines Limited Amended and Restated Stock Option Plan.
99.2**	Agnico-Eagle Mines Limited Amended and Restated Incentive Share Purchase Plan.

*
Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which are incorporated by reference herein.

**
Filed herewith.

Item 9.        Undertakings

            (a)    The undersigned Registrant hereby undertakes:

                    (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                    (2)    That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Signatures follow]

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto in the province of Ontario, on December 14, 2005.

AGNICO-EAGLE MINES LIMITED
By:	/s/ SEAN BOYD, C.A. Sean Boyd, C.A. Vice-Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Sean Boyd and David Garofalo, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the respective capacities.

December 14, 2005	By:	/s/ SEAN BOYD Sean Boyd, Vice-Chairman and Chief Executive Officer and a Director (Principal Executive Officer)
December 14, 2005	By:	/s/ DAVID GAROFALO David Garofalo, Vice-President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
December 14, 2005	By:	/s/ EBERHARD SCHERKUS Eberhard Scherkus, President and Chief Operating Officer and a Director
December 14, 2005	By:	/s/ JAMES D. NASSO James D. Nasso Chairman of the Board
December 14, 2005	By:	/s/ DOUGLAS R. BEAUMONT Douglas R. Beaumont, Director
December 14, 2005	By:	/s/ BERNARD KRAFT Bernard Kraft, Director
December 14, 2005	By:	/s/ HOWARD STOCKFORD Howard Stockford Director
December 14, 2005	By:	/s/ MEL LEIDERMAN Mel Leiderman, Director
December 14, 2005	By:	/s/ PERTTI VOUTILAINEN Pertti Voutilainen, Director
December 14, 2005	By:	/s/ LEANNE M. BAKER Leanne M. Baker Director and Authorized United States Representative

Exhibit	Description
4.01*	Articles of Amalgamation of the Registrant (incorporated by reference to Exhibit 99F to the Registrant's Annual Report on Form 20-F for the financial year ended December 31, 2003) (File No. 001-13422), filed with the SEC on May 18, 2004.
4.02*
By-laws of the Registrant, as amended (incorporated by reference to Exhibit 99F to the Registrant's Annual Report on Form 20-F for the financial year ended December 31, 2003 filed with the SEC on January 18, 2005) (File No. 001-13422).
4.03*
Form of Trust Indenture (incorporated by reference to exhibit 7.1 to the Registrant's Registration Statement on Form F-10/A (File No. 100902) filed with the Securities and Exchange Commission on November 8, 2002.
4.04*	Form of Warrant Indenture (incorporated by reference to exhibit 7.1 to the Registrant's Registration Statement on Form F-10/A (File No. 333-100850) filed with the SEC on November 6, 2002).
4.05*
Description of the Registrant's Common Shares (incorporated by reference to Registrant's Registration Statement on Form F-10/A (Registration No. 333-120043), filed on November 17, 2004 under the Securities Act of 1933, as amended.
5.1**	Legal Opinion of Davies Ward Phillips & Vineberg LLP.
23.01**	Consent of Ernst & Young LLP
23.02**	Consent of Davis Ward Phillips & Vineberg LLP (contained in the opinion included as Exhibit 5.1).
24.1**	Power of Attorney (included in signature page of this Registration Statement).
99.1**	Agnico-Eagle Mines Limited Amended and Restated Stock Option Plan.
99.2**	Agnico-Eagle Mines Limited Amended and Restated Incentive Stock Purchase Plan.

*
Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which are incorporated by reference herein.

**
Filed herewith.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY